Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

BTCS Inc. (Registrant)

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457	(o)	(1)		$150,794,359		$147.60 per $1,000,000	$22,257.24

Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	415	(a)(6)								S-3	333-259509			(3)
Carry Forward Securities	Equity	Preferred Stock, par value $0.001 per share	415	(a)(6)								S-3	333-259509			(3)
Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	415	(a)(6)								S-3MEF	333-259510			(3)
Carry Forward Securities	Equity	Preferred Stock, par value $0.001 per share	415	(a)(6)								S-3MEF	333-259510			(3)
Carry Forward Securities	Unallocated Universal Shelf	Unallocated Universal Shelf	415	(a)(6)			$99,205,641	(3)(4)							10,932.46	(3)

	Total Offering Amounts (3)						$100,000,000			$10,910.00
	Total Offering Amounts (3)						$16,461,250			$1,795.92
	Total Fees Previously Paid									$10,932.46	(3)
	Total Fee Offsets
	Net Fee Due(4)									$11,324.79	(3)

(1) The aggregate maximum offering price of all securities issued or issuable by BTCS Inc. (the “Registrant”) that are registered pursuant to this Registration Statement shall not exceed $250,000,000. The proposed maximum aggregate offering price is estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).

(2) Units may consist of one or more shares of common stock, preferred stock, or warrants issued by the Registrant, other property, or any combination thereof.

(3) Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is registering hereby $99,205,641 of unsold securities (the “Unsold Securities”) previously registered under the Registrant’s prior registration statement on Form S-3 (File No. 333-252509) filed on January 28, 2021, and the prior registration statement on Form S-3MEF (File No. 333-252210) filed on September 14, 2021 (collectively, the “Prior Registration Statement”). The registration fee of $12,705.92 (or $10,932.46 relating to the Unsold Securities), which the Registrant previously paid, will continue to be applied to those Unsold Securities pursuant to Rule 415(a)(6), and no additional registration fee is being paid as to those Unsold Securities. Pursuant to Rule 415(a)(6), the offering of such Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. In addition to Unsold Securities being carried forward from the Prior Registration Statement, the Registrant is also registering hereby the offer and sale of an additional $150,794,359 of new securities for which the Registrant is paying a registration fee of $11,324.79.

(4) Pursuant to Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell Unsold Securities under the Prior Registration Statement until the earlier of (i) the date on which this Registration Statement is declared effective by the Securities and Exchange Commission, and (ii) August 14, 2024, which is 180 days after the third-year anniversary of the effective date of the Prior Registration Statement (the “Expiration Date”). Pursuant to Rule 415(a)(6) under the Securities Act, if on or prior to the Expiration Date the Registrant sells Unsold Securities under the Prior Registration Statement, the Registrant shall file a pre-effective amendment to this Registration Statement to update the amount of Unsold Securities which are being registered under this Registration Statement, and upon effectiveness of this Registration Statement may continue to offer and sell such Unsold Securities under this Registration Statement.